Exhibit 99.(s)(2)

SEI ALTERNATIVE INCOME FUND

Authorization for Attorney-in-Fact to Sign Registration Statement on Behalf of President (Chief
Executive Officer) and Treasurer (Chief Financial Officer)

VOTED:	That the President and the Treasurer of the Fund are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the Fund’s Registration Statement on Form N-2 and any amendments thereto.